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                                                                     EXHIBIT 3.4


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         TECHNICLONE CORPORATION, INC.,
                             A DELAWARE CORPORATION


         THE undersigned hereby certify that:

         1. They are the duly elected and acting President and Secretary, respectively, of said corporation.

         2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said article the following new Article I:

                  NAME: The name of the Corporation is Peregrine
         Pharmaceuticals, Inc.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors at a regular meeting and the shareholders of the corporation at an annual meeting in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

         The undersigned, being President and Secretary, hereby declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of both their own knowledge and that this declaration was executed on this 25th day of October, 2000.



                                                     /s/ John Bonfiglio
                                                     ---------------------------
                                                     John Bonfiglio, President


                                                     /s/ Paul Lytle
                                                     ---------------------------
                                                     Paul Lytle, Secretary